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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 1995, except for Note 13 as to which the date is August 29, 1995, with respect to the consolidated financial statements of Funtime Parks, Inc. incorporated by reference in the Registration Statement
(Form S-3 No. 333-     ) and related Prospectus of Premier Parks Inc. for the
registration of 41,220 shares of its Common Stock.

                                          Ernst & Young LLP

Akron, Ohio
February 12, 1997